NEWS RELEASE
Contact: Alliance Data Julie Prozeller - Analysts/Investors Financial Dynamics 212-850-5721 alliancedata@fd.com Shelley Whiddon - Media 972.348.4310 Shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS MULTI-YEAR EXTENSION AGREEMENT
WITH TOP-10 CLIENT AND LEADING SPECIALTY RETAILER DRESS
BARN, INC.

Alliance Data to Continue Providing Private Label Credit Card Services
for Dressbarn and Maurices Stores

DALLAS, Texas, May 15, 2008 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year contract extension with leading specialty retailer Dress Barn, Inc. (NASDAQ: DBRN) to continue providing private label credit card services for dressbarn and maurices-branded stores. With 835 stores in 46 states, dressbarn's friendly, relaxed environment offers quality women's career and fashion apparel through a range of contemporary private label brands. Maurices is Dress Barn's leading small town specialty retailer, operating 649 stores in 43 states for value and fashion-conscious consumers with a youthful style. Dress Barn, Inc.'s sales in 2007 exceeded $1.4 billion. Both dressbarn and maurices have been clients of Alliance Data since 1993 and 2001 respectively.

Under terms of the agreement, Alliance Data will continue providing private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services.

"Throughout our relationship, Alliance Data has continued to serve as an invaluable partner in providing the vital customer insight and innovative credit and marketing solutions that has helped us instill customer loyalty, extend our brand, and increase sales," said Vivian Behrens, senior vice president and chief marketing officer of Dress Barn, Inc. "Our private label credit card program enables us to acquire and cultivate long-term, profitable relationships with our best customers. Alliance Data's industry experience and robust set of credit and marketing tools allow us to better track and understand our customers' purchase behaviors, which ultimately improves our ability to market to them in a more meaningful and relevant way. We look forward to continuing our relationship with Alliance Data and leveraging these services to offer superior value and service to our customers."

"We are excited to extend our long-standing relationship with Dress Barn and are proud to continue providing solutions that play a key role in their business success and growth goals," said Ivan Szeftel, executive vice president and president of Alliance Data's Retail Services. "Both dressbarn and maurices are prime examples of a retailer that is committed to delivering for its customers an exceptional shopping experience with its brands, and that includes enhancing the experience through private label credit. We look forward to continuing to support Dress Barn, Inc. and helping increase sales and grow their business."

About Dress Barn, Inc.

Dress Barn, Inc. (NASDAQ:DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of January 26, 2008, the Company operated 835 dressbarn stores in 46 states and 649 maurices stores in 43 states. For more information, please visit www.dressbarn.com and www.maurices.com.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America's most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data's brands include AIR MILES®, North America's premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

Alliance Data's Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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